Pricing Supplement No. 4            Dated  10/16/98         Rule 424(b)(3)
(To Prospectus dated April 20, 1995 and                  File No. 33-58667
Prospectus Supplement dated May 24, 1996)             CUSIP No. 78355H GZ6


$100,000,000


RYDER SYSTEM, INC.

Medium-Term Notes, Series 14
(Registered Notes--Fixed Rate)
Due Nine Months or More from Date of Issue

Principal Amount:         $5,000,000

Issue Price:                     100

Issue Date:                 10/21/98

Maturity Date:              10/22/01

Interest Rate:                 5.65%

Form:  [x] Book Entry                     [ ]  Certificated

Redemption:    [x]    The Notes cannot be redeemed prior to maturity.
               [ ]    The Notes may be redeemed prior to maturity.

     Terms of Redemption:            -

Repayment at option of holder:       [x]   The holder has no option to
                                           elect repayment of the Notes
                                           prior to maturity.

                                     [ ]   The Notes are repayable prior
                                           to maturity at the option of
                                           holder.

     Terms of Repayment:             -

Discount note:    [  ]  Yes          [x]  No

     Total Amount of OID:            -

     Yield to Maturity:              -

     Initial Accrual Period OID:     -

Name of Agent and Agent's Discount or Commission:

        Morgan Stanley & Co.          $17,500


Additional Terms: